SECOND AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT, effective as of the last date in the signature block below (the “Effective Date”), to the Transfer Agent Servicing Agreement, dated as of April 3, 2023 (the “Agreement”), is entered into by and between ARISTOTLE FUNDS SERIES TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS’). ARISTOTLE INVESTMENT SERVICES, LLC, a Delaware limited liability company (the “Adviser”), is a party to the Agreement with respect to Section 5 and as otherwise agreed between the Adviser and the Trust, but only as it relates to any fees, charges or expenses incurred under the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to:

•reflect a fund name change, effective February 17, 2025, as follows
o“Aristotle ESG Core Bond Fund” to “Aristotle Core Bond Fund,” and

•add the following funds under the Agreement:
oAristotle Pacific EXclusive Fund Series H
oAristotle Pacific EXclusive Fund Series I, and

WHEREAS, Section 14(E) of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with the Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

    IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ARISTOTLE FUNDS SERIES TRUST

By: /s/ Joshua B. Schwab
Name: Joshua B. Schwab
Title: Treasurer and Vice President
Date: 05/08/2025

U.S. BANCORP FUND SERVICES, LLC

By: /s/ Gregory Farley
Name: Gregory Farley
Title: Senior Vice President
Date: 05/09/2025

ARISTOTLE INVESTMENT SERVICES, LLC with respect to Section 5 of the Agreement only

By: /s/ Kim St. Hilaire
Name: Kim St. Hilaire
Title: Chief Operating Officer
Date: 05/08/2025

EXHIBIT A
to the
Transfer Agent Servicing Agreement
Separate Series of Aristotle Funds Series Trust

Name of Series
Aristotle Ultra Short Income Fund
Aristotle Short Duration Income Fund
Aristotle Core Income Fund
Aristotle Core Bond Fund
Aristotle Strategic Income Fund
Aristotle Floating Rate Income Fund
Aristotle High Yield Bond Fund
Aristotle Small/Mid Cap Equity Fund
Aristotle Small Cap Equity Fund
Aristotle Growth Equity Fund
Aristotle Core Equity Fund
Aristotle International Equity Fund
Aristotle Portfolio Optimization Conservative Fund
Aristotle Portfolio Optimization Moderate Conservative Fund
Aristotle Portfolio Optimization Moderate Fund
Aristotle Portfolio Optimization Growth Fund
Aristotle Portfolio Optimization Aggressive Growth Fund
Aristotle Value Equity Fund
Aristotle/Saul Global Equity Fund
Aristotle Pacific EXclusive Fund Series H
Aristotle Pacific EXclusive Fund Series I

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